Exhibit 15
AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Aurora Oil & Gas Corporation
Traverse City, Michigan
We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim condensed financial information of Aurora Oil & Gas Corporation and subsidiaries for the six months ended June 30, 2006 and 2005, and have issued our report dated August 7, 2006. As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above is included in the Prospectus constituting part of this amendment No. 2 to the Registration Statement on Form SB-2.

RACHLIN COHEN & HOLTZ LLP
Miami, Florida
October 18, 2006

Rachlin Cohen & Holtz llp
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